STOCK PURCHASE AGREEMENT
                                BY AND BETWEEN
                       BANYAN HEALTHCARE SERVICES, INC.
                                      AND
                             MEDIX RESOURCES, INC.

                               TABLE OF CONTENTS

ARTICLE  1    SALE  AND  PURCHASE  OF  SUBSIDIARY  SHARES
1.1    Purchase  of  Subsidiary  Shares
1.2    Purchase  Price  for  Subsidiary  Shares.
1.3    Option  to  Acquire  in  Asset  Purchase.

ARTICLE  2    REPRESENTATIONS  AND  WARRANTIES  REGARDING  THE  SUBSIDIARIES
2.1    Organization  and  Good  Standing.
2.2    Power  and  Authorization.
2.3    Investment  Representations  of  Shareholder.
2.4    No  Conflicts.
2.5    The  Subsidiaries'  Capitalization.
2.6    Subsidiary  Consents.
2.7    Investments  and  Subsidiaries.
2.8    Compliance  with  Laws.
2.9    Licenses  and  Authorizations.
2.10   Litigation.
2.11   Financial  Statements.
2.12   Property.
2.13   Contracts.
2.14   Third  Party  Payors.
2.15   Referral  Relationships.
2.16   Taxes.
2.17   Employee  Benefits.
2.18   Employment  and  Labor  Matters.
2.19   Environmental  Matters.
2.20   Absence  of  Certain  Changes  and  Events.
2.21   Related  Party  Transactions.
2.22   Brokers.
2.23   Subsidiary  Information.

ARTICLE  3    REPRESENTATIONS  AND  WARRANTIES  REGARDING  BANYAN
3.1    Organization  and  Good  Standing.
3.2    Power  and  Authorization.
3.3    No  Conflicts.
3.4    Banyan  Consents.
3.5    Brokers.

ARTICLE  4    OBLIGATIONS  OF  THE  PARTIES  UNTIL  CLOSING
4.1    Conduct  of  Activities  Pending  Closing.
4.2    Access  to  and  Use  of  Information;  Confidentiality.
4.3    Reasonable  Efforts.
4.4    Consents.
4.5    No  Negotiation
4.6    Registration  of  Shares.
4.7    Comprehensive  Management  Agreement.
4.8    Transfer  and  Collection  of  Accounts  Receivable.
4.9    Covenant  Not-to-Compete.

ARTICLE  5    CERTAIN  CONDITIONS  PRECEDENT  TO  BANYAN'S  OBLIGATIONS
5.1    Representations  and  Warranties.
5.2    Performance  of  Covenants.
5.3    Financing  Contingency.
5.4    Approvals.
5.5    Legal  Matters.
5.6    Due  Diligence.
5.7    Board  Approvals.
5.8    No  Material  Adverse  Changes.

ARTICLE  6    CERTAIN  CONDITIONS  PRECEDENT  TO  MEDIX'S  OBLIGATIONS
6.1    Representations  and  Warranties.
6.2    Performance  of  Covenants.
6.3    Approvals.
6.4    Legal  Matters.
6.5    Banyan  Financing  Contingency.

ARTICLE  7    CLOSING
7.1    Time  and  Place  of  Closing.
7.2    Deliveries  at  the  Closing.

ARTICLE  8    TERMINATION  AND  ABANDONMENT
8.1    Termination.
8.2    Procedure  for  Termination.

ARTICLE  9    INDEMNIFICATION
9.1    Survival;  Right  to  Indemnification  Not  Affected  by  Investigation
9.2    Indemnification  and  Payment  of  Damages  by  Medix.
9.3    Indemnification  and  Payment  of  Damages  by  Banyan.
9.4    No  Indemnification  Rights  Against  the  Subsidiaries.
9.5    Pledge  of  Preferred  Shares  and  Escrow.

ARTICLE  10    MISCELLANEOUS
10.1    Further  Assurances.
10.2    Public  Announcements.
10.3    Notices.
10.4    Assignment  and  Benefit.
10.5    Amendment,  Modification  and  Waiver.
10.6    Governing  Law.
10.7    Severability.
10.8    Counterparts.
10.9    Entire  Agreement.
10.10    Schedules.



                           STOCK PURCHASE AGREEMENT
     This STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of April __, 1998 by and between BANYAN HEALTHCARE SERVICES, INC., a Delaware corporation ("Banyan"), and MEDIX RESOURCES, INC., a Colorado corporation ("Medix").

                                  BACKGROUND
     Banyan is a healthcare services company seeking to acquire a diversified portfolio of healthcare businesses. Banyan and NuMed Home Health Care, Inc., a Nevada corporation ("NuMed"), have entered into an Agreement and Plan of Merger dated as of February 17, 1998 (the "NuMed Agreement") whereby, among other things, Banyan Acquisition Corp., a Nevada corporation that is wholly-owned by NuMed (the "NuMed Sub"), will be merged into Banyan, the issued and outstanding shares of Banyan will be converted into the right to receive shares of NuMed, the corporate name of NuMed will be changed to that of Banyan, and the NuMed board of directors will be comprised of two designees of the current NuMed Board of Directors and five designees of the current Banyan Board of Directors. (All such transactions under the NuMed Agreement are referred to herein as the "NuMed Merger.")
     In connection with the NuMed Merger, NuMed and Banyan are preparing a Joint Proxy Statement/Prospectus (the "Joint Proxy Statement/Prospectus") to be included within a Registration Statement on Form S-4 (the "Registration Statement") to be filed by NuMed with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the "Securities Act"). Under the NuMed Agreement, following the effectiveness of the Registration Statement and the solicitation and receipt of the requisite approval of the shareholders of Banyan and NuMed, the NuMed Merger will be consummated.
     Banyan and Medix (or its appropriate subsidiaries) are parties to an Asset Purchase Agreement whereby Banyan will acquire the assets and business of Medix's STAT and Ellis home health agencies in New York State. The consummation of the STAT and Ellis transaction is subject to the receipt of the required approval of regulatory authorities in New York State. Pending the receipt of such approval to sell, Medix and Banyan intend to seek the approval of regulatory authorities in New York State to Banyan's management of the STAT and Ellis home health agencies. Upon receipt of such approval to manage, Banyan and Medix will enter into a management agreement whereby Banyan will manage the activities of the STAT and Ellis home health agencies pending consummation of their sale to Banyan. Banyan and Medix are entering into an agreement (the "Side Agreement") concerning these matters.
     Medix also provides home health care, nursing services and related goods and services through the following wholly-owned subsidiaries: National Care Resources - Texas, Inc., a Colorado corporation ("NCR - Texas"); National Care Resources - Colorado, Inc., a Colorado corporation ("NCR - Colorado"); and TherAmerica, Inc., a Colorado corporation ("TherAmerica"). NCR - Texas, NCR - Colorado and TherAmerica are collectively referred to herein as the "Subsidiaries," and the issued and outstanding shares of stock of the Subsidiaries are collectively referred to as the "Subsidiary Shares."
     Medix desires to sell, and Banyan desires to purchase, the Subsidiary Shares on the terms and conditions provided herein. The closing of the purchase of the Subsidiary Shares is expected to take place upon to the consummation of the NuMed Merger. Accordingly, the preferred shares comprising part of the consideration to be paid to Medix for the Subsidiary Shares will be preferred shares of NuMed.
     NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:


                                   ARTICLE 1
                    SALE AND PURCHASE OF SUBSIDIARY SHARES

1.1          Purchase  of Subsidiary Shares.
             ------------------------------
Subject to the terms and conditions of this Agreement, at the Closing (as hereafter defined), Medix will sell and transfer the Subsidiary Shares to Banyan, and Banyan will purchase the Subsidiary Shares from Medix, for the consideration set forth in Section 1.2.

1.2      Purchase Price for Subsidiary Shares.
         -------------------------------------
  The  consideration  for  the  purchase  of the Subsidiary shall be:
(a) On each of April 23, 1998, May 15, 1998 and May 30, 1998, Banyan shall deposit $250,000 with Medix (collectively, the "Deposits"). The Deposit shall be paid in cash by wire transfer to an account designated by Medix or by certified or bank cashier's check.
(b) On the Closing Date, Banyan shall pay Medix $4,250,000 (the "Closing Date Cash Consideration"), which shall be attributed to the purchase of the Subsidiary Shares as provided in Section 1.1. The Closing Date Cash Consideration shall be paid in cash by wire transfer to an account designated by Medix or by certified or bank cashier's check payable to the order of Medix.
(c) On the Closing Date, Banyan shall cause NuMed to issue to Medix 50,000 shares of a new class of non-voting convertible preferred stock of NuMed, par value $0.01 per share, with a face amount of $40 per share ($2,000,000 in the aggregate), bearing an annual cumulative dividend of $3.20 per share ($160,000 in the aggregate)(the "Preferred Shares"), which will be issued to Medix at the Closing. The Preferred Shares will be convertible into shares of NuMed common stock at a conversion price of $5.00 per share of common stock to yield, in the aggregate, 400,000 shares of NuMed common stock if all Preferred Shares are converted. The Preferred Shares shall be subject to mandatory conversion by NuMed if the closing price of the common stock of NuMed exceeds $6.00 per share for seven consecutive trading days on the principal registered stock exchange or recognized electronic inter-dealer quotation medium on which shares of common stock of NuMed are traded.

1.3          Option to Acquire in Asset Purchase.
             ------------------------------------
Medix and Banyan hereby agree that, if Banyan so requests, Medix and Banyan shall, in lieu of the purchase and sale of the Subsidiary Shares of any one or more of the Subsidiaries as contemplated by this Agreement, cause any such Subsidiaries to sell, and Banyan or a subsidiary of Banyan to purchase, all of the assets of such Subsidiaries, subject to the disclosed liabilities of such Subsidiaries. The consummation of the acquisition of the assets of one or more Subsidiaries as contemplated hereby shall not affect any of the other covenants, conditions, representations and warranties of the parties under this Agreement, including the obligation of Banyan to pay the consideration contemplated by Section 1.3 hereof, except to the extent that any such covenants, conditions, representations and warranties are necessarily not applicable to an asset purchase transaction.


                                   ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES REGARDING THE
                                  SUBSIDIARIES

     Subject to Section 10.10 hereof, Medix hereby represents and warrants to Banyan as of the date of this Agreement and as of the Closing Date as follows:

2.1        Organization and Good Standing.
           ------------------------------
Each of Medix and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all necessary corporate power and authority to carry on its business as presently conducted. Each Subsidiary has the necessary corporate power and authority to own and lease the assets which it owns and leases and to perform all its obligations under each agreement and instrument by which it is bound.
     Each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction identified in
Schedule 2.1, which includes each jurisdiction in which its ownership or leasing of assets or properties or the nature of its activities requires such qualification.

2.2          Power  and  Authorization.
             -------------------------
(a) Medix has full legal right, power and authority to enter into and perform its obligations under this Agreement and under the other agreements and documents (the "Medix Transaction Documents") required to be delivered by it prior to or at the Closing. The execution, delivery and performance by Medix of this Agreement and the Medix Transaction Documents have been duly authorized by all necessary corporate action.
(b) This Agreement has been duly and validly executed and delivered by Medix and constitutes the legal, valid and binding obligation of Medix, enforceable against it in accordance with its terms. When executed and delivered as contemplated herein, each of the Medix Transaction Documents shall constitute the legal, valid and binding obligation of Medix, enforceable against it in accordance with its terms.

2.3          Investment  Representation  of Shareholder.
(a) Medix understands that the Preferred Shares to be issued to it hereunder will not be registered under the federal Securities Act. Medix represents and warrants that the Preferred Shares to be acquired by it will be acquired by it for its own account, not as a nominee or agent, and without a view to a distribution within the meaning of the Securities Act and the rules and regulations thereunder, and Medix will not distribute any of the Preferred Shares in violation of the Securities Act. Medix acknowledges that because the Preferred Shares are not registered under the Securities Act, the Preferred Shares must be held indefinitely by it unless they are subsequently registered under the Securities Act, or unless an exemption from registration is available and Medix delivers to Banyan an opinion from experienced securities counsel, in form and substance acceptable to Banyan, that an exemption is available.
(b) Medix confirms that Banyan has made and will make available to it the opportunity to ask questions of and receive answers from Banyan's and NuMed's officers and directors concerning the terms and conditions of the investment in, and the business and financial condition of, Banyan and NuMed, and Medix has received to its satisfaction such additional information, in addition to that set forth herein, about the business and financial condition and plans and prospects of Banyan and NuMed and the terms and conditions of the Preferred Shares as it has thus far requested.
(c) The certificate representing the Preferred Shares to be issued to Medix hereunder may contain the following restrictive legend noting the restrictions on transfer herein described:
     The shares of stock represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold, transferred or otherwise disposed of by the holder hereof unless registered under the Act or an exemption from registration is available.

2.4          No  Conflicts.   The  execution,  delivery  and
             -------------
performance of this Agreement and the Medix Transaction Documents do not and will not (with or without the passage of time or the giving of notice): (i) violate or conflict with the Articles of Incorporation or Bylaws of Medix or any Subsidiary, or any law, including, without limitation, principles of common law, statute, regulation, permit, license, certificate, judgment, order, award or other decision, interpretation or requirement of any arbitrator, court, government or governmental agency or instrumentality (domestic or foreign) (collectively, "Laws") binding upon Medix or any Subsidiary, except for violations and conflicts with Laws that, individually or in the aggregate, could not have a material adverse effect on the business, assets, earnings or financial condition of any Subsidiary; (ii) violate or conflict with, result in a breach of, or constitute a default under any agreement or other obligation to which Medix or any Subsidiary is a party or by which they or their respective assets are bound, except for violations, conflicts, breaches and defaults that, individually or in the aggregate, could not have a material adverse effect on the business, assets, earnings or financial condition of any Subsidiary, or give to others any rights (including rights of termination, foreclosure, cancellation or acceleration) in or with respect to Medix or any Subsidiary or any of their respective assets; or (iii) result in the creation or imposition of any material restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance upon or with respect to Medix or any Subsidiary or any of their respective assets, including the Subsidiary Shares.

2.5          The  Subsidiaries' Capitalization.
             ------------------
Schedule  2.5  sets
forth the name and number of all authorized equity securities of the Subsidiaries, the par value thereof, and the number of issued and outstanding shares thereof. The securities set forth on Schedule 2.5 constitute the Subsidiary Shares. Medix is and on the Closing Date will be the record and beneficial owner and holder of all of the Subsidiary Shares, and owns such Subsidiary Shares free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim, lien or encumbrance. All of the Subsidiary Shares have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with applicable securities and other Laws. No person has any preemptive or other similar rights with respect to the Subsidiary Shares or other securities of the Subsidiaries, and there are no offers, options, warrants, rights, agreements or commitments of any kind (contingent or otherwise) relating to the issuance, conversion, registration, voting, sale or transfer of any equity interests or other securities of the Subsidiaries (including, without limitation, the Subsidiary Shares) or obligating the Subsidiaries or any other person to purchase or redeem any such Subsidiary Shares or other securities.

2.6       Subsidiary Consents.  Except as set forth on
          -------------------
Schedule 2.6, neither Medix nor any Subsidiary is or will be required to give any notice to or obtain any consent or approval of, or registration, notification, filing and/or declaration with, any court, government or governmental agency or instrumentality, creditor, lessor or other person in connection with the execution, delivery and performance of this Agreement or any of the transactions contemplated hereby, where the failure to obtain such consents, individually or in the aggregate, could have a material adverse effect on the business, assets, earnings or financial condition of any Subsidiary.

2.7          Investments  and Subsidiaries.
             -----------------------------
Except for the STAT and Ellis agencies and Paxxon, Medix conducts and has conducted its home health care, nursing and related businesses solely by and through the Subsidiaries and no other person, and no Subsidiary directly or indirectly owns, controls or has any investment or other interest in any corporation, partnership, joint venture, business trust or other entity.

2.8       Compliance with Laws. Each Subsidiary is
          --------------------
and has been in compliance with all applicable Laws, and no Subsidiary has received any notice, order or other written communication from any governmental agency or instrumentality of any alleged, actual, or potential violation of or failure to comply with any Law and has no knowledge of any basis to expect any such communication, except for failures to comply that, individually or in the aggregate, could not have a material adverse effect on the business, assets, earnings or financial condition of any Subsidiary.

2.9     Licenses and Authorizations. Set forth
        ---------------------------
     on Schedule 2.9 is a true and complete list of all federal, foreign, state, local and other governmental consents, licenses, permits, franchises, grants and authorizations (collectively, "Authorizations") owned or held by or
issued  to  each  Subsidiary.    Such  Authorizations  constitute  all  the
Authorizations necessary for each Subsidiary to conduct its business. All such Authorizations are in full force and effect. No proceeding is pending or, to the knowledge of Medix, threatened by any person to revoke or deny the renewal of any Authorization of any Subsidiary, and Medix has not been notified that any such Authorization may not in the ordinary course be renewed upon its expiration or that by virtue of the transactions contemplated hereby any such Authorization may not be granted or renewed.

2.10          Litigation. Except as set forth on Schedule
              ----------
2.10, there are no, and during the last five years there have not been any, claims, actions, suits, proceedings (arbitration or otherwise) or investigations involving or affecting the business, activities or assets of any Subsidiary or that questions any of the transactions contemplated by, or the validity of, this Agreement, or involving or affecting the directors or officers of Medix or any Subsidiary in their capacities as such, before or by any court or governmental agency or instrumentality, or before an arbitrator of any kind; and no pending claim, action, suit, proceeding or investigation, if determined adversely, would have a material adverse effect on the earnings, activities, operations or financial condition of any Subsidiary. To the knowledge of Medix, no such claim, action, suit, proceeding or investigation is presently threatened or contemplated and there are no facts which could reasonably serve as a basis for any such claim, action, suit, proceeding or investigation.

2.11          Financial  Statements.   Medix has
              ---------------------
previously provided to Banyan the following financial statements (the "Financial Statements"): (a) the consolidated balance sheet of Medix and its subsidiaries as of December 28, 1997 and the related consolidated statements of operations, and changes in stockholders' equity and cash flows for the year then ended, and (b) the balance sheet of Medix and its subsidiaries as of December 29, 1996 and the related statements of operations, and cash flows for the year then ended, together with the report thereon of Ehrhardt Keefe Steiner & Hoffman PC certified public accountants. Such Financial Statements accurately and fairly present in all material respects the consolidated financial condition, results of operations and cash flows of Medix and its subsidiaries as of the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted accounting principles ("GAAP") consistently applied. Neither Medix nor any of its subsidiaries (including the Subsidiaries) have any liabilities or obligations of any nature that are not reflected on the balance sheet included in the 1997 Financial Statements, other than current liabilities (within the meaning of GAAP) incurred since the date thereof in the ordinary course of business consistent in nature and amount with past practice.

2.12          Property.
              --------
(a) No Subsidiary owns any real property. Schedule 2.12 contains a complete and accurate list of all leaseholds or other interests in real property leased by each Subsidiary. Each Subsidiary owns all right, title and interest in all leasehold estates and other rights purported to be granted to it by the leases and other agreements listed in Schedule 2.12, free and clear of any restriction, assignment, pledge, lien, security interest or other charge, claim, lien or encumbrance, except for encumbrances that, individually or in the aggregate, could not have a material adverse effect on the business, assets, earnings or financial condition of any Subsidiary. All governmental permits, approvals and licenses required in connection with the operation of such real property and the conduct of each Subsidiary's business thereon have been duly obtained and are in full force and effect, and no proceedings are pending or, to the knowledge of Medix, threatened which could lead to a revocation or other impairment of any thereof, except for failures with respect to such permits that, individually or in the aggregate, could not have a material adverse effect on the business, assets, earnings or financial condition of any Subsidiary. No condemnation proceeding is pending or, to the knowledge of Medix, threatened with respect to any such real property.
(b) Except as set forth on Schedule 2.12, (i) each Subsidiary has good and marketable title to all of its properties and assets, free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance, other than liens for current taxes which may be paid without penalty except for encumbrances that, individually or in the aggregate, could not have a material adverse effect on the business, assets, earnings or financial condition of any Subsidiary; and (ii) all properties and assets owned or leased by each Subsidiary are in the possession or under the control of such Subsidiary and are in good condition and repair, ordinary wear and tear excepted, are suitable for the purposes for which they are being used, and are of a condition, nature and quantity sufficient for the conduct of the activities of such Subsidiary.

2.13          Contracts.   Medix  has  furnished or will make
              ---------
available to Banyan true and complete copies of each contract, agreement and commitment (including all real property leases and insurance policies) to which each Subsidiary is a party or by which it or its assets are bound. Each such contract, agreement and commitment was made in the ordinary course of business, is in full force and effect and is valid, binding and enforceable against such Subsidiary and, to the knowledge of Medix, each other party thereto in accordance with its terms, except where the inability by the Subsidiary to enforce any such contract, individually or in the aggregate, could not have a material adverse effect on the business, assets, earnings or financial condition of any Subsidiary. Each Subsidiary has performed in all material respects all obligations required to be performed by it under each such contract, agreement and commitment, and no condition exists or event has occurred which with notice or lapse of time would constitute a material default or a basis for delay or nonperformance by such Subsidiary or, to the best knowledge of Medix, by any other party thereto, except where such failure to perform or existence of such a condition, individually or in the aggregate, could not have a material adverse effect on the business, assets, earnings or financial condition of any Subsidiary.

2.14      Third Party Payors.  Except as set forth on
          ------------------
Schedule 2.14, no Subsidiary is or ever has been a provider or supplier under the federal Medicare program, any state Medicaid program, or any other governmental or non-governmental health insurance program.

2.15       Referral Relationships.  Other than in
           ----------------------
the ordinary and lawful course of business, neither any Subsidiary nor any agent acting on behalf or for the benefit of any Subsidiary (i) has offered or paid any remuneration, in cash or in kind, to, or made any financial arrangements with, any past or present customers, past or present suppliers, contractors or third party payors in order to obtain business or payments from such persons, (ii) has given or agreed to give, or has knowledge that there has been made or that there is any agreement to make, any gift or gratuitous payment of any kind (whether in money, property or services) to any then-existing or potential customer or patient, supplier, contractor, third party payor or any other person, (iii) has made or agreed to make, or has knowledge that there has been made or that there is any agreement to make, any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent, (iv) has established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on any of its books for any reason, or (v) has made or agreed to make or has knowledge that there has been made or that there is an agreement to make and payment to any person with the intention or understanding that any part of such payment would be used for any purpose other than that described in the documents supporting such payment. Each Subsidiary has furnished to Banyan true and complete copies of any contract, lease agreement or other written arrangement and has advised Banyan of any oral arrangements, including any joint venture or consulting agreement, with any physician, hospital, nursing facility, home health agency or other person or entity who is in a position to make or influence referrals to or otherwise generate business for the Subsidiaries.

2.16          Taxes.
              -----
(a) Each Subsidiary has filed or caused to be filed all returns (including any information returns), reports, statements, schedules, notices, forms, or  other  documents or information filed with or submitted to, or required to be filed with or submitted to, any government or governmental agency or instrumentality in connection with the determination, assessment, collection, or payment of any tax or in connection with the administration, implementation, or enforcement of or compliance with any law relating to any tax ("Tax Returns") that are or were required to be filed by or with respect to it, either separately or as a member of a group of corporations, pursuant to applicable Laws. Each Subsidiary has delivered to Banyan copies of all such Tax Returns filed. Each Subsidiary has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Medix or the Subsidiaries.
(b) No audit or other proceeding by any government or governmental agency or instrumentality has been conducted, or is pending or threatened with respect to any taxes due from or with respect to the Subsidiaries or any Tax Return filed by or with respect to any Subsidiary.
(c) The charges, accruals, and reserves with respect to taxes on the respective books of each Subsidiary are adequate (determined in accordance with GAAP) and are at least equal to that Subsidiary's liability for taxes. There exists no proposed tax assessment against any Subsidiary except as disclosed in the balance sheets included in the Financial Statements. No consent to the application of Section 341(f)(2) of Internal Revenue Code of 1986, as amended (the "Code"), has been filed with respect to any property or assets held, acquired, or to be acquired by any Subsidiary. All taxes that any Subsidiary is or was required by Law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper government or governmental agency or instrumentality or other person. No Subsidiary is currently subject to an agreement or requirement to make any adjustment pursuant to Section 481 of the Code by reason of any change in any accounting method and there is no application pending with any government or governmental agency or instrumentality requesting permission for any changes in any accounting period. No Subsidiary is a "foreign person" within the meaning of Section 1445(b)(12) of the Code.
(d) All Tax Returns filed by (or that include on a consolidated basis) each Subsidiary are true, correct, and complete. There is no tax sharing agreement that will require any payment by any Subsidiary after the date of this Agreement.

2.17        Employee Benefits.  Except as set forth on
            -----------------
Schedule 2.17, the Subsidiaries have no pension, profit sharing, deferred compensation or other employee pension or health or welfare plan or arrangement (as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (the "Benefit Plans"). All such Benefit Plans have been administered in all respects in accordance with ERISA and the applicable provisions of the Code. There are no "accumulated fund deficiencies" within the meaning of ERISA or the Code or any federal excise tax or liability on account of any deficient funding in respect of the Benefit
     Plans. To Medix's knowledge, no reportable event (within the meaning of ERISA) has occurred in respect of the Benefit Plans. There are no pending or, to Medix's knowledge threatened, claims by or on behalf of the Benefit Plans or by any employee of any Subsidiary alleging breach of fiduciary duty or violation of other applicable state or federal law which could result in material liability of any Subsidiary or the Benefit Plans under ERISA or any other law, nor, to Medix' knowledge, is there a basis for any such claim. The Benefit Plans do not discriminate in favor of employees who are officers or highly compensated employees. All returns, reports, disclosure statements and premium payments required to be made under ERISA and the Code with respect to the Benefit Plans have been timely filed or delivered. The Benefit Plans have not been audited or investigated by the Internal Revenue Service, the U.S. Department of Labor or the Pension Benefit Guaranty Corporation within the last five years, and to Medix' knowledge there are no outstanding issues with reference to the Benefit Plans pending before such governmental agencies.

2.18          Employment and Labor Matters.
              ----------------------------
Medix has furnished or will make available to Banyan a true and complete list of each employee of each Subsidiary as of a recent date and each such employee's annual rate of compensation; vacation, personal and sick time accrued and years of service credited. Except as disclosed on Schedule 2.18:
     (i) there is no application or petition for certification of a collective bargaining agent pending and none of the employees of any Subsidiaries are, or during the last five years have been, represented by any union or other bargaining representative; (ii) during the last five years, no union has attempted to organize any group of the Subsidiaries' employees, and no group of the Subsidiaries' employees has sought to organize themselves into a union or similar organization for the purpose of collective bargaining; (iii) there are no pending grievances, arbitration proceedings, unfair labor practice charges, employment discrimination charges or other similar controversies between the Subsidiaries and any of its employees; (iv) there are no pending or contemplated claims regarding any employee's terms, conditions, or privileges of employment or termination thereof; and (v) to the knowledge of Medix, no such agreement, action, proceeding or occurrence is threatened or contemplated by any person.

2.19          Environmental  Matters.  Except as
              ----------------------
disclosed on Schedule 2.19, and except for violations and failures to comply that, individually or in the aggregate, could not have a material adverse effect on the business, assets, earnings or financial condition of any
Subsidiary: (i) each Subsidiary is currently in compliance with all applicable environmental laws, and has obtained all permits and other authorizations from, and submitted all forms, fees, registrations, reports and similar filings to, the appropriate person or government agency as required under applicable environmental laws; (ii) no Subsidiary has violated any environmental law; (iii) to Medix' knowledge, there is no present requirement of any applicable environmental law which is due to be imposed on any Subsidiary which will increase the cost of complying with environmental laws; (iv) all past on-site generation, treatment, processing, storage and disposal of waste, including hazardous waste and medical waste, by each Subsidiary and its predecessors have been done in compliance with the applicable environmental laws; (v) all past off-site transportation, treatment, processing, storage and disposal of waste, including hazardous waste and medical waste, generated by each Subsidiary and its predecessors have been done in compliance with the applicable environmental laws; (vi) no Subsidiary or any of its predecessors have released, spilled, leaked or otherwise discharged into the environment any regulated substance such as to constitute a violation of applicable environmental laws; and (vii) no Subsidiary or any of its predecessors have used or otherwise managed any regulated substance except in compliance with applicable environmental laws.

2.20          Absence  of  Certain Changes and Events.
              ---------------------------------------
Since December 31, 1997, each Subsidiary has conducted
its activities only in the usual and ordinary course consistent with past practice. Since December 31, 1997, there has not been any material adverse change in the activities, operations, properties, assets, prospects, working capital, or condition (financial or otherwise) of any Subsidiary or any event, condition or contingency that is likely to result in such a material adverse change.

2.21      Related Party Transactions. Except
          --------------------------
as described on Schedule 2.21, there are no, and during the last five years there have not been any, agreements, arrangements or understandings between any Subsidiary, on the one hand, and any present or former director, shareholder or officer of Medix or any Subsidiary or any member of the immediate family of or any person or entity controlling or controlled by any of such persons (a "Related Party"), on the other hand. Except as described on Schedule 2.21, no such Related Party has, or during the last five years has had, any interest in any material property (real or personal, tangible or intangible) sold to, purchased by or otherwise used in or pertaining to the business of any Subsidiary; or any direct or indirect interest in any person or entity which has had business dealings or a financial interest in any transaction with any Subsidiary or which is in competition with the business of any Subsidiary. Medix has any claim or right against any Subsidiary except as described on Schedule 2.21.

2.22          Brokers.  No person acting on behalf of Medix, any
              -------
related party or any of their affiliates or under the authority of any of the foregoing is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection  with  any of the transactions contemplated by this Agreement.

2.23         Subsidiary Information.  None of the
             ----------------------
information supplied or to be supplied by Medix or the Subsidiaries in writing for the explicit purpose of inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus will, at the time the Joint Proxy Statement/Prospectus is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The information supplied by Medix or the Subsidiaries in writing to Banyan or NuMed for the explicit purpose of being included in the Joint Proxy Statement/Prospectus will not, at the date the Joint Proxy Statement/Prospectus is first mailed to the shareholders of Banyan and NuMed and at the time of he shareholders' meeting of Banyan and NuMed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.



                                   ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES REGARDING BANYAN
     Banyan hereby represents and warrants to Medix as of the date of this Agreement and as of the Closing Date as follows:


3.1          Organization  and Good Standing.
             -------------------------------
Banyan is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to carry on its activities as presently conducted, to own and lease the assets which it owns and leases and to perform all its obligations under each agreement and instrument by which it is bound.

3.2       Power and Authorization.  Banyan has full
          -----------------------
legal right, power and authority to enter into and perform its obligations under this Agreement and under the other agreements and documents (the "Banyan
     Transaction Documents") required to be delivered by it prior to or at the Closing. The execution, delivery and performance by Banyan of this Agreement and the Banyan Transaction Documents have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Banyan and constitutes the legal, valid and binding obligation of Banyan, enforceable against it in accordance with its terms. When executed and delivered as contemplated herein, each of the Banyan Transaction Documents shall constitute the legal, valid and binding obligation of Banyan, enforceable against it in accordance with its terms.

3.3          No  Conflicts.   The execution, delivery and
             -------------
performance of this Agreement and the Banyan Transaction Documents do not and will not (with or without the passage of time or the giving of notice): (i) violate or conflict with the Articles of Incorporation or Bylaws of Banyan, or any Law binding upon Banyan; or (ii) violate or conflict with, result in a breach of, or constitute a default or otherwise cause any loss of benefit under any material agreement or other material obligation to which Banyan is a party.

3.4       Banyan Consents.  Banyan is not and will not be
          ---------------
required to give any notice to or obtain any consent or approval of, or registration, notification, filing and/or declaration with, any court, government or governmental agency or instrumentality, creditor, lessor or other person in connection with the execution, delivery and performance of this Agreement or any of the transactions contemplated hereby, except as contemplated by this Agreement.

3.5          Brokers.  No person acting on behalf of Banyan, any
             -------
related party or any of their affiliates or under the authority of any of the foregoing is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection  with  any of the transactions contemplated by this Agreement.



                                   ARTICLE 4
                    OBLIGATIONS OF THE PARTIES UNTIL CLOSING

4.1          Conduct  of  Activities  Pending
             --------------------------------
Closing.  Except as expressly provided
elsewhere herein, between the date hereof and the Closing, without the prior written consent of Banyan, Medix shall cause each Subsidiary to maintain its corporate existence, pay and discharge all debts, liabilities and obligations as they become due (except such debts and liabilities as are being contested in good faith by appropriate proceedings), and operate solely in the ordinary course of business in a manner consistent with past practice and the provisions of this Agreement and in compliance in all material respects with all applicable Laws, Authorizations, contracts and agreements, and use reasonable efforts to preserve intact its present organization and maintain its relations and goodwill with the suppliers, patients, customers, employees and others having a relationship with it.

4.2          Access  to  and  Use  of  Information;
             --------------------------------------
Confidentiality.
(a) Prior to the Closing, each of Banyan, on the one hand, and Medix, on the other hand, shall, during ordinary business hours and on reasonable notice, give the other party and its authorized representatives reasonable access to all of its personnel, books, records, offices and other facilities and properties, and permit such other party to make such inspections thereof as such other party may reasonably request, and cause its officers and advisors to furnish such other party with such financial, operating and other information regarding such its (and its subsidiaries') activities, agreements, commitments, liabilities, personnel and properties as such other party may reasonably request. Medix acknowledges and agrees that some such information that will be provided to Banyan may be disclosed to other parties in connection with the preparation and filing of the Registration Statement, and will be included in the Joint Proxy Statement/Prospectus included in the Registration Statement, and, accordingly, may become publicly available. Prior to filing of the Joint Proxy Statement/Prospectus, Banyan shall give
Medix an opportunity to review and comment on the disclosures therein that relate to the Subsidiaries. Medix agrees to furnish to Banyan and NuMed such information and to execute such documents as Banyan or NuMed shall reasonably request and as shall be requested by others in connection with the
Registration  Statement  and  the  NuMed  Merger.
(b) Medix shall use its best efforts to provide to Banyan such financial statements and other information concerning the Subsidiaries as Banyan shall reasonably request in order to comply with the requirements for the
Registration Statement under the Securities Act and the rules promulgated thereunder.
(c) Each of Banyan, on the one hand, and Medix, on the other hand, shall use Confidential Information (as defined below) and all notes, documents and materials prepared by or for it which reflect, interpret, evaluate, include or are derived from Confidential Information ("Evaluation Material") solely to evaluate and consider the proposed transaction, and, in the case of information provided to Banyan, to prepare the Joint Proxy Statement/Prospectus. Each party shall not use any such information or material to compete with or adversely affect the business or operations of the other party. Except to the extent that some such information is included in the Joint Proxy Statement/Prospectus, each party shall keep the Confidential Information and Evaluation Material strictly confidential and, except as authorized in this paragraph, shall not disclose or distribute Confidential Information or Evaluation Material to any person or entity without the prior written consent of the other party. Each party may disclose Confidential Information or Evaluation Material to such of its Representatives who need to have the Confidential Information and Evaluation Material to participate in or contribute to the proposed transaction, so long as those Representatives agree to be bound by this paragraph, and then only to the extent necessary to their participation or contribution. Each party shall be responsible for any breach of this Agreement by its Representatives. For the purposes of this paragraph "Confidential Information" means all information in whatever form furnished by or on behalf of either party to the other party together with any other information concerning such party which has already been furnished by such party to the other party; provided that it does not include information which such party can demonstrate (i) is generally available to or known by the public other than as a result of disclosure by such party or (ii) was obtained by such party from a source other than the other party, provided that such source was not bound by a duty of confidentiality to the other party with respect to such information.

4.3     Reasonable Efforts.  Prior to the Closing, each
        ------------------
     party hereto shall use reasonable efforts to cause to occur the transactions contemplated hereby and by the Transaction Documents, and to cause all conditions to the performance of the parties hereto that are within its control to be satisfied. No party shall take any action to cause any such covenant, agreement, transaction or condition not to occur, be satisfied or be performed, as the case may be.

4.4     Consents.  Prior to the Closing, Medix shall use, and
        --------
     shall cause the Subsidiaries to use, reasonable efforts to obtain all consents, permits, Authorizations, approvals of, and exemptions by, any regulatory authority or third party necessary for the consummation of the transactions contemplated by this Agreement and the Transaction Documents.

4.5     No Negotiation.  Until such time, if any, as this
        ---------------
     Agreement is terminated pursuant to Article 8, Medix will not, and will cause the Subsidiaries not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person (other than Banyan) relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business) of the Subsidiaries, or any of the capital stock of the Subsidiaries, or any merger, consolidation, business combination, or similar transaction involving the Subsidiaries.

4.6      Registration of Shares.  Banyan shall use
         ----------------------
its best efforts to cause the shares of common stock of NuMed into which the Preferred Shares will be convertible to be included in the Registration Statement. If such shares are not included in the Registration Statement, at the Closing, Banyan and Medix shall enter into a registration rights agreement
     (the "Registration Rights Agreement") granting Medix demand and "piggyback" registration rights with respect to such shares. The demand registration rights shall enable Medix to require Banyan to use its best efforts to register such shares upon notice form Medix given after the conversion of the Preferred Shares and before the 180th day following such conversion. The Registration Rights Agreement shall also contain such other terms and conditions as are reasonable and customary under the circumstances. Neither the Subsidiaries not Medix shall be obligated to pay any Registration Expenses (as defined below) in connection with any registration pursuant to this Section 4.6. The term "Registration Expenses" means all expenses incurred by Banyan or NuMed in connection with the registration of its securities and the shares of common stock of NuMed into which the Preferred Shares will be convertible, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and disbursements of Banyan's and NuMed's counsel, and of the independent public accountants of Banyan and NuMed.

4.7          Comprehensive  Management Agreement.
            -----------------------------------
Medix and Banyan will use their respective best efforts to enter into a management agreement effective May 31, 1998 (the "Comprehensive Management Agreement") whereby Banyan will provide comprehensive management services for the businesses operated by the Subsidiaries. The Comprehensive Management Agreement shall be in form and substance satisfactory to the parties, and shall provide for compensation to Banyan in an amount equal to four percent (4%) of the gross revenues of the businesses or the Subsidiaries.

4.8          Transfer  and  Collection  of Accounts Receivable.
             -------------------------------------------------
On or prior to the Closing Date, Medix may
cause the Subsidiaries to transfer to Medix or any designee of Medix all accounts receivable relating to services provided by the Subsidiaries prior to the Closing Date. Medix or such designee shall have the right to bill and collect for all such services using reasonable collection practices that do not disturb the Subsidiaries' relationships with their customers. If a payment is received from a customer to which services were provided both before and after the Closing, such payment shall be applied to the accounts receivable designated by the customer, or, in the absence of a designation of the accounts receivable to which such payment should be applied, such payment shall be presumed to have been intended to be applied to the oldest accounts receivable of such customer not more than sixty (60) days old. To the extent that, after the Closing, the Subsidiaries receive payment to be applied to any Medix Accounts Receivable, Banyan shall cause the Subsidiaries to turn such payment over to Medix or its designee. To the extent that, after the Closing, Medix, its designee or any affiliate thereof receives payment to be applies for the services provided by the Subsidiaries from and after the Closing Date, Medix shall, or shall cause its designee or affiliates to, turn such payment over to the Subsidiaries.

4.9          Covenant  Not-to-Compete.
             ------------------------
a) For a period of five (5) years from and after the Closing Date, neither Medix, nor any corporation, partnership or other business entity or person  controlling,  controlled  by  or  under  common  control with Medix (a
"Restricted Party") shall, directly or indirectly, operate, manage, own, control finance or provide financing for or be a consultant for any person or entity that provides supplemental staffing of nurses, therapists or other medical personnel or home health care services anywhere in the United States. The foregoing restriction shall not prevent any Restricted Party from continuing to own and operate the STAT and Ellis agencies as long as the general scope and character of the business of those agencies does not increase, nor shall it prevent any Restricted Party from supplying information management software and associated consulting services to any segment of the
health    care  industry.
b) For a period of five (5) years from and after the Closing Date, no Restricted Party shall, directly or indirectly, seek to induce any customer, supplier, employee or independent contractor of any Subsidiary or of Banyan or its affiliates to take any action or refrain from taking any action that might be disadvantageous to the Subsidiaries or Banyan or its affiliates, including without limitation the solicitation of their respective customers, suppliers, employees or independent contractors to cease doing business with, or to terminate their association with, the Subsidiaries or Banyan or its affiliates.
c) Medix acknowledges that the restrictions contained in this Section 4.9 are reasonable and necessary to protect the legitimate business interests of Banyan, including its investment in the businesses of the Subsidiaries, and that any violation thereof by any of the Restricted Parties would result in irreparable harm to Banyan. Accordingly, Medix agrees that, upon the violation by any of the Restricted Parties of any of the restrictions contained in this Section 4.9, Banyan shall be entitled to obtain from any court of competent jurisdiction a preliminary and permanent injunction as well as any other relief provided at law, in equity, under this Agreement or otherwise. In the event that any of the foregoing restrictions are adjudged unreasonable in any proceeding, then the parties agree that the period of time or the scope of such restrictions (or both) shall be adjusted to such manner or for such time (or both ) as is adjudged to be reasonable.


                                   ARTICLE 5
                CERTAIN CONDITIONS PRECEDENT TO BANYAN'S OBLIGATIONS

     The obligation of Banyan to consummate the transactions contemplated hereby is subject to the fulfillment by or at the Closing of each of the following conditions:

5.1     Representations and Warranties.
        ------------------------------
The representations and warranties of Medix contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true and correct in all material respects.

5.2       Performance of Covenants.Medix shall
          ------------------------
have performed or complied in all material respects with all of the agreements, covenants and conditions required by this Agreement to be performed or complied with by him or it prior to or at the Closing.

5.3        Financing Contingency.  Banyan shall have
           ---------------------
obtained a financing commitment adequate to enable it to fulfill its obligations under this Agreement.

5.4         Approvals.  The consent or approval of all persons,
            ---------
including governmental bodies, judicial authorities, lenders, lessors and other third parties, necessary for the consummation of the transactions contemplated hereby, including those set forth on Schedule 2.6 hereto, shall have been obtained, and no such consent or approval: (a) shall have been conditioned upon the modification in any material respect, cancellation or termination of any material lease, commitment, agreement, easement, right or Authorization of the Subsidiaries; or (b) shall impose on any material condition, provision or requirement not presently imposed upon the Subsidiaries and which is described in the Schedules attached hereto, or any condition that would be more restrictive after the Closing on the Subsidiaries than  the  conditions  presently  imposed  on  the  Subsidiaries.

5.5       Legal Matters.  The Closing shall not violate any
          -------------
order or decree of any court or governmental body of competent jurisdiction and no suit, action, proceeding or investigation, shall have been brought or threatened by any person (other than Banyan) which questions the validity or legality of this Agreement or the transactions contemplated hereby.

5.6          Due  Diligence.    Banyan's  due  diligence
             --------------
investigation and review of the prospects, business, assets, contracts, rights, liabilities and obligations of the Subsidiaries, including, without
limitation,  financial,  marketing,  employee,  legal,  regulatory    and
environmental matters, shall have been completed to Banyan's sole satisfaction.

5.7          Board  Approvals.  This Agreement and the
             ----------------
transactions contemplated hereby shall have been approved by the Board of Directors of Banyan.

5.8       No Material Adverse Changes.
          ---------------------------
There shall have been no material adverse change in the Subsidiaries' business, financial condition, prospects, assets or operations since December 31, 1997.


                                   ARTICLE 6
                CERTAIN CONDITIONS PRECEDENT TO MEDIX'S OBLIGATIONS


     The obligation of Medix to consummate the transactions contemplated hereby is subject to the fulfillment by or at the Closing of each of the following conditions:

6.1     Representations and Warranties.
        ------------------------------
The representations and warranties of Banyan contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true and correct in all material respects.

6.2     Performance of Covenants. Banyan shall
        ------------------------
     have performed or complied in all material respects with all of the agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

6.3         Approvals.  Each consent or approval of third persons
            ---------
described  on  Schedule  2.6  shall  have  been  obtained.

6.4          Legal Matters. The Closing shall not violate any
             --------------
order or decree of any court or governmental body of competent jurisdiction and no suit, action, investigation, or legal or administrative proceeding shall have been brought or threatened by any person (other than Medix) which questions the validity or legality of this Agreement or the transactions contemplated hereby.

6.5      Banyan Financing Contingency.  Banyan
         -----------------------------
shall have obtained a financing commitment adequate to enable it to fulfill its obligations under this Agreement.



                                   ARTICLE 7
                                    CLOSING

7.1      Time and Place of Closing.  The closing of
         -------------------------
the purchase and sale of Subsidiary Shares (the "Closing") pursuant to this Agreement shall take place on the date of or as soon as practicable after the consummation of the NuMed Merger, but in any event no later than September 30,
     1998, at the offices of Reed Smith Shaw & McClay LLP, 2500 One Liberty Place, 1650 Market Street, Philadelphia, PA 19103, commencing at 1:00 P.M., or at such other date, time or place as may be agreed to by Banyan and Medix (the "Closing Date"). Subject to Article 8, failure to consummate the Closing shall not result in the termination of this Agreement or relieve any person of any obligation hereunder.

7.2          Deliveries  at  the  Closing.  At the
             ----------------------------
Closing,  in  addition  to  the  other  actions contemplated elsewhere herein:
(a)          Medix  shall  deliver  to  Banyan  the  following:
(i) certificates representing the Subsidiary Shares, duly endorsed (or accompanied by duly executed stock powers) for transfer to Banyan; and the minute books and stock ledgers of the Subsidiaries;
(ii) a certificate, dated the Closing Date and signed by the President of Medix, to the effect set forth in Sections 5.1 and 5.2;
(iii) a certificate of good standing as of a recent date for the Subsidiaries, certified by the Secretary of State of the State of Colorado;
(iv) copies of the resolutions of the Board of Directors and shareholders of Medix authorizing the execution, delivery and performance of this Agreement and the other agreements and instruments referred to herein, certified as of the Closing Date by the Secretary of Medix;
(v) the Registration Rights and Agreement, if required under Section 4.6 hereof; and
(vi) such other documents and instruments as Banyan may reasonably request to effectuate or evidence the transactions contemplated by this Agreement.
(b)          Banyan  shall  deliver  to  Medix  the  following:
(i)          the  Cash  Consideration;
(ii)          certificates  representing  the  Preferred  Shares;
(iii) a certificate, dated the Closing Date signed by an appropriate officer or agent of Banyan to the effect set forth in Sections 6.1 and 6.2;
(iv) a copy of the resolutions of the Board of Directors of Banyan authorizing the execution, delivery and performance by Banyan of this Agreement and the other agreements and instruments referred to herein, certified as of the Closing Date by an appropriate authorized officer; and
(v) the Registration Rights and Agreement, if required under Section 4.6 hereof.


                               (c)     ARTICLE 8
                             TERMINATION AND ABANDONMENT
8.1        Termination.  This Agreement may be terminated and
           -----------
the transactions contemplated herein may be abandoned at any time prior to the
     Closing:
(a)        by Medix or Banyan if the Closing has not occurred by September 30,
1998;
(b)          by  mutual  consent  of  Banyan  and  Medix;
(c) by Banyan, if any representation or warranty of Medix made in or pursuant to this Agreement is untrue or incorrect in any material respect, Medix materially breaches the covenants or other terms of this Agreement or any of the conditions precedent to Closing contained in Article 5 (other than
Section  5.8)  are  not  satisfied;
(d) by Medix, if any representation or warranty of Banyan made in or pursuant to this Agreement is untrue or incorrect in any material respect, Banyan materially breaches the covenants or other terms of this Agreement or any of the conditions precedent to Closing contained in Article 6 are not satisfied; or
(e)          by  Medix,  if  Banyan fails to pay when due any of the Deposits.
8.2          Procedure  for Termination."8.2ProcedureforTermination."  A party
             --------------------------     -----------------------
terminating this Agreement pursuant to Section 8.1 shall give written notice thereof to each other party hereto, whereupon this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any party; provided, however, that if such termination is by Banyan pursuant to Section 8.1(c), or if such termination is by Medix pursuant to
Section 8.1(d), nothing herein shall affect the non-breaching party's right to damages on account of such other party's breach. If either party terminates this Agreement due to Banyan's inability to obtain financing for the transactions contemplated hereby, Medix shall be entitled to retain the Deposits that have been paid to it.


                                   ARTICLE 9
                               INDEMNIFICATION

9.1          Survival;  Right  to  Indemnification  Not  Affected  by
             --------------------------------------------------------
Investigation.
All representations, warranties, covenants, and obligations in this  Agreement,  the  Schedules hereto, or any document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages (as hereafter defined) or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted by any party in connection with this Agreement.
     The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

9.2       Indemnification and Payment of Damages by Medix.
          -----------------------------------------------
Medix will indemnify and hold harmless
Banyan and its Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising,  directly  or  indirectly,  from  or  in  connection  with:
(a) any breach of any representation or warranty made by Medix in this Agreement, the Schedules hereto, or any other certificate or document delivered by Medix pursuant to this Agreement;
(b) any breach by Medix of any covenant or obligation of Medix in this Agreement;
(c) any liability or other obligation of any Subsidiary arising from or relating to its operations prior to the Closing Date, including liabilities and obligations relating to any goods or services provided by any Subsidiary prior to the Closing Date;
(d) any liability or other obligation of any nature of any Subsidiary existing on the Closing Date that are not reflected on the balance sheet included in the 1997 Financial Statements, other than current liabilities incurred in the ordinary course of business consistent with past practice;
(e) all liability of any Subsidiary for or with respect to any Taxes for which consolidated or combined returns are filed for taxable periods up to and including  the  Closing  Date;
(f) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with either Medix (or any person acting on their behalf) in connection with the transactions contemplated hereby.
The remedies provided in this Section 9.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

9.3      Indemnification and Payment of Damages by Banyan.
         ------------------------------------------------
Banyan will indemnify and hold harmless
Medix, and will pay to Medix the amount of any Damages arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty made by Banyan in this Agreement or in any certificate delivered by Banyan pursuant to this Agreement, (b) any breach by Banyan of any covenant or obligation of Banyan in this Agreement, or (c) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person with Banyan (or any person acting on its behalf) in connection with the transactions contemplated hereby.

9.4          No  Indemnification  Rights  Against  the  Subsidiaries.
             -------------------------------------------------------
Medix shall have no rights
hereunder or otherwise to indemnification or contribution from the Subsidiaries in respect of any covenant, agreement or obligation to be performed by Medix or the Subsidiaries, or any representation or warranty of Medix or the Subsidiaries made herein, in any Transaction Document or in any certificate delivered pursuant hereto or thereto, and Medix hereby irrevocably release  the  Subsidiaries  from  any  liability  for  any  such  claim.

9.5      Pledge of Preferred Shares and Escrow.
         -------------------------------------
At  the  Closing, Medix shall pledge one-half of the Preferred
Shares (including all securities, including the shares of NuMed common stock, into which the Preferred Shares may be converted or that may otherwise be issued in connection with the Preferred Shares) as security for the obligations of Medix under Section 9.2 hereof. Such pledge shall be evidenced by a Pledge Agreement among Medix, Banyan and a mutually acceptable escrow agent, who shall hold the certificates representing the Preferred Shares pending the release of the pledge. The Pledge Agreement shall provide for the release of the pledge of all of the Preferred Shares (other than a number of such shares needed to collateralize unsatisfied claims for indemnification previously asserted by Banyan) on the earlier of the first annual anniversary of the Closing or the date of mandatory conversion of the Preferred Shares to shares of common stock.



                                  ARTICLE 10
                                 MISCELLANEOUS
10.1     Further Assurances.  Each party hereto shall
         ------------------
     use reasonable efforts to comply with all requirements imposed hereby on such party and to cause the transactions contemplated hereby to be consummated as contemplated hereby and shall, from time to time and without further consideration, either before or after the Closing, execute such further instruments and take such other actions as any other party hereto shall reasonably request in order to fulfill its obligations under this Agreement and to effectuate the purposes of this Agreement and to provide for the transfer of the Subsidiary Shares to Banyan. Each party shall promptly notify the other parties of any event or circumstance known to such party that could prevent or delay the consummation of the transactions contemplated hereby or which would indicate a breach or non-compliance with any of the terms, conditions, representations, warranties or agreements of any of the parties to this Agreement.

10.2        Public Announcements.  Each party shall
            --------------------
consult with and solicit the input of the other party in advance of the issuance of press releases or any other disclosure that it may make, but, except as contemplated by Section 4.2, the agreement of such other party shall not  be  required.

10.3     Notices.  All notices or other communications permitted
         -------
     or required under this Agreement shall be in writing and shall be sufficiently given if and when hand delivered to the persons set forth below or if sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below or to such other person or persons and/or at such other address or addresses as shall be furnished in writing by any party hereto to the others. Any such notice or communication shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt therefor in all other cases.

     To  Banyan:
     ----------
     BANYAN  HEALTHCARE  SERVICES,  INC.
     1701  Locust  Street,  Suite  409
     Philadelphia,  PA    19013
     Attention:    Mr.  Paul  Freedman

     With  copies  to:
     OLDE  PHILADELPHIA  GROUP,  LTD.
     1701  Locust  Street,  Suite  409
     Philadelphia,  PA    19013
     Attention:    Mr.  Robert  Burstein

     Karl  A.  Thallner,  Jr.,  Esquire
     REED  SMITH  SHAW  &  McCLAY  LLP
     2500  One  Liberty  Place
     1650  Market  Street
     Philadelphia,  PA    19103

     To  Medix:
     ---------
     MEDIX  RESOURCES,  INC.
     360  South  Garfield  Street
     Suite  400
     Denver,  CO    80209-3136
     Attention:    Mr.  John  P.  Yeros,  Chief  Executive  Officer

10.4       Assignment and Benefit.  Neither Medix
           ----------------------
nor Banyan shall assign this Agreement or any rights hereunder, or delegate any obligations hereunder, without prior written consent of the other parties.
     Notwithstanding the foregoing, Banyan may assign its rights and delegate its duties hereunder to NuMed upon or after the consummation of the NuMed Merger. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto, and each of their respective successors and assigns.

10.5      Amendment, Modification and Waiver.
          ----------------------------------
Waiver. The parties may amend or modify this Agreement in any respect. Any such amendment, or modification, extension or waiver shall be in writing. The waiver by a party of any breach of any provision of this Agreement shall not constitute or operate as a waiver of any other breach of such provision or of any other provision hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

10.6       Governing Law.  This Agreement is made pursuant
           -------------
to, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without regard to the conflicts of laws principles thereof.

10.7      Severability.  The invalidity or unenforceability
          ------------
of any particular provision, or part of any provision, of this Agreement shall not affect the other provisions or parts hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

10.8       Counterparts.  This Agreement may be executed in
           ------------
two or more counterparts, each of which shall be deemed an original, but all of such counterparts together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

10.9        Entire Agreement.  This Agreement, together
            ----------------
with the Side Agreement and the Exhibits and Schedules attached hereto and the other agreements, exhibits, schedules and certificates referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements and understandings.

10.10       Schedules. The parties hereto acknowledge that the
            ----------
Schedules referred to in Article 2 of this Agreement have not been provided by
     Medix as of the date of this Agreement. Accordingly, Medix will provide drafts of such Schedules as soon as practical, and shall provide complete Schedules no later than May 31, 1998. Banyan shall have the right to review such Schedules provided by Medix. If Banyan does not object to the Schedules provided on or before June 30, 1998, the Schedules so provided by Medix shall constitute the Schedules to this Agreement. If Banyan does object on or before June 30, 1998 and the parties cannot thereafter agree on the content of the Schedules, Banyan shall have the right to terminate this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first above written.

BANYAN  HEALTHCARE  SERVICES,  INC.

By:/s/ Robert Burstein
   Robert Burstein



MEDIX  RESOURCES,  INC.

By:/s/ John P. Yeros
John  P.  Yeros
Chief  Executive  Officer